AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1999

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of Incorporation or organization)

                                   43-0420020
                      (I.R.S. Employer Identification No.)

                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
               (Address of Principal Executive Offices) (Zip Code)

             DEKALB GENETICS CORPORATION SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

                            R. William Ide III, Esq.
                                 General Counsel
                                Monsanto Company
                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
                     (Name and address of agent for service)
                                 (314) 694-1000
          (Telephone number, including area code, of agent for service)

                                            Calculation of Registration Fee

------------------------ ---------------------- ---------------------- ---------------------- ---------------------

Title of                 Amount to be           Proposed               Proposed               Amount of
securities to be         registered             maximum offering       maximum                registration
registered                                      price per share        aggregate offering     fee
                                                                         price
Common Stock
($2.00 Par Value) and    100,000 shares         $43.219*               $4,321,900*            $1,202
associated preferred
stock purchase rights

------------------------ ---------------------- ---------------------- ---------------------- ---------------------



In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

* Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and based on the average of the high and low prices of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for April 15, 1999.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference.

  The documents listed in (a) through (c) below of Monsanto Company (hereinafter referred to as the "Company" or "registrant") and the DEKALB Genetics Corporation Savings and Investment Plan (hereinafter referred to as the "Plan"), and all such other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

           (a) The Company's and the Plan's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or in the case of the Company either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus or effective registration statement referred to in (a) above.

           (c) The description of the common stock of Monsanto Company, $2.00 par value per share and the description of associated Preferred Stock Purchase Rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Item 4.  Description of Securities.

  Not applicable.

  Item 5.  Interests of Named Experts and Counsel.

  The legality of the securities to be issued pursuant to the Plan will be passed upon for the Company by R. William Ide III, Senior Vice President, General Counsel and Secretary of the Company. Mr. Ide beneficially owns 54,623 shares and holds options to purchase an additional 384,355 shares of the Company's Common Stock.

  Item 6.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 60 of the Company's By-Laws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article IX of the Company's Restated Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

  In addition, the Company has entered into agreements with certain directors and officers of the Company which provide such directors and officers will be indemnified against certain civil liabilities, including civil liabilities under the Securities Act. The Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

  Item 7.  Exemption from Registration Claimed.

  Not applicable.

  Item 8.  Exhibits.

  See Exhibit Index at page 8.

  In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

  Item 9.  Undertakings.

  (a)    The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)      To include any prospectus required by Section 10(a)
                             (3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      * * *

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this 19th day of April, 1999.

                                    MONSANTO COMPANY
                                    (Registrant)

                                    By: /s/ Barbara L. Blackford
                                        ----------------------------------------
                                    Name:  Barbara L. Blackford
                                    Title: Assistant Secretary

           Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title                         Date
       ---------                  -----                         ----

          *                   Chairman and Director          April 19, 1999
  (Robert B. Shapiro)         (Principal Executive Officer)

          *                   Senior Vice President          April 19, 1999
  (Gary L. Crittenden)        (Principal Financial Officer)

          *                   Vice President and Controller  April 19, 1999
  (Richard B. Clark)          (Principal Accounting Officer)

          *                   Director                       April 19, 1999
  (Robert M. Heyssel)

          *                   Director                       April 19, 1999
  (Michael Kantor)

          *                   Director                       April 19, 1999
  (Gwendolyn S. King)

          *                   Director                       April 19, 1999
  (Philip Leder)

          *                   Director                       April 19, 1999
  (Jacobus F. M. Peters)

          *                   Director                       April 19, 1999
  (John S. Reed)

          *                   Director                       April 19, 1999
  (John E. Robson)

          *                   Director                       April 19, 1999
  (William D. Ruckelshaus)


  * Barbara L. Blackford, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                       /s/ Barbara L. Blackford
                                       -----------------------------------------
                                       By:  Barbara L. Blackford
                                            Attorney-in-Fact

  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 19, 1999.

                                DEKALB GENETICS CORPORATION
                                SAVINGS AND INVESTMENT PLAN
                                (Plan)

                                By: /s/ Madonna A. Kindl
                                    --------------------------------------------
                                    Madonna A. Kindl, Chair,
                                    Monsanto Company
                                    Employee Benefits Plans Committee

                                  EXHIBIT INDEX


  Exhibit No.     Description
  ----------      -----------

      4 Form of Rights Agreement, dated as of January 26, 1990 between the Company and The First National Bank of Boston (incorporated herein by reference to Form 8-A filed by the Company on January 31, 1990 (File No. 001-2516))

      5          Opinion re legality

      23.1       Consent of Deloitte & Touche

      23.2       Consent of Arthur Andersen LLP

      23.3       Consent of Company Counsel (See Exhibit 5)

      24         Powers of Attorney (incorporated herein by reference to Exhibit
                 24.1 to the Company's Form 10-K for the year ended December 31,
                 1998)